UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/06/2007

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2007, the Board of Directors of Knoll, Inc. (and/or the Compensation Committee of the Board, as applicable) approved and authorized payment of the following cash bonuses to Andrew B. Cogan, Chief Executive Officer, and Barry L. McCabe, Senior Vice President and Chief Financial Officer:

Andrew B. Cogan - $1,000,000

Barry L. McCabe - $400,000

Of the bonus amounts listed above, $400,000 (in the case of Mr. Cogan) and $200,000 (in the case of Mr. McCabe) were awarded in specific recognition of the significant efforts made by Mr. Cogan and Mr. McCabe in connection with the Company's two successful secondary offerings completed in 2006. The remaining amounts above were awarded under the Knoll, Inc. 2006 Incentive Compensation Program.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: February 12, 2007	By:	/s/ Patrick A. Milberger
Patrick A. Milberger
Senior Vice President, General Counsel and Secretary